UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                   May 4, 2005

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events
------------------------

Richard P. Smith, President and Chief Executive Officer of TriCo Bancshares (the "Company"), has informed the Company that on May 4, 2005, he terminated his pre-arranged stock trading plan previously adopted on March 30, 2005, relating to the sale of up to 37,500 shares of the Company's common stock. The plan was adopted in accordance with the guidelines specified under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. No trades were made under the Plan. Instead, Mr. Smith plans to sell approximately 37,500 shares upon his exercise of options expiring in June 2005 during the Company's current "trading window" pursuant to the Company's Policy Concerning Trading in Company Securities.

Mr. Smith currently reports beneficial ownership of 525,386 shares of the Company's common stock including vested and non-vested stock options, but excluding shares held by the Company's ESOP of which Mr. Smith is a trustee. The 37,500 shares which are anticipated to be sold by Mr. Smith represent approximately 7% of his shareholdings.

Mr. Smith has confirmed to the Company that, as required by securities laws, he will promptly publicly disclose any option exercises and/or stock sales of Company common stock made by him. Except as may be required by law, the Company does not undertake to report plans by other Company officers or directors, nor to report modifications, terminations, transactions or other activities under the plans of any officer or director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  May 4, 2005            By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)